CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,500,000.00	12-03-2019	09-01-2020	5449557	020 / 12		MK1	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: South Dakota Partners Inc
205 Highway 22 E
Clear Lake, SD 57226

Lender: Dacotah Bank
Watertown
1310 9th Ave SE
PO Box 207
Watertown, SD 57201

Principal Amount: $3,500,000.00 **Date of Agreement: 7/10/2020**

DESCRIPTION OF EXISTING INDEBTEDNESS. Original Promissory note dated December 3, 2019 in an amount of $3,500,000.00 and a current principal balance of $2,331,760.94.

DESCRIPTION OF COLLATERAL. Borrower acknowledges that any collateral securing the original promissory note including any amendments to that collateral continues to secure the obligation.

DESCRIPTION OF CHANGE IN TERMS. The maturity date will be extended from July 15, 2020 to September 1, 2020. Monthly interest payments will continue to be due on the 15th of each month with the next due date of August 15, 2020. Borrower agrees to pay a $100.00 fee for this Change-in-Terms.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

SOUTH DAKOTA PARTNERS INC

By: COPY
Luke Faulstick, President/CEO of South Dakota Partners Inc

LENDER:

DACOTAH BANK

X COPY
Michael Kluck, Senior Business Banker